

<ARTICLE>                  5

<PERIOD-TYPE>                                        9-MOS
<FISCAL-YEAR-END>                                    MAR-31-2001
<PERIOD-END>                                         DEC-31-2000
<CASH>                                               246,587
<SECURITIES>                                         674,618
<RECEIVABLES>                                        1,332,801<F1>
<ALLOWANCES>                                         000
<INVENTORY>                                          000
<CURRENT-ASSETS>                                     000
<PP&E>                                               000
<DEPRECIATION>                                       000
<TOTAL-ASSETS>                                       14,174,700<F2>
<CURRENT-LIABILITIES>                                000
<BONDS>                                              000
<COMMON>                                             000
<PREFERRED-MANDATORY>                                000
<PREFERRED>                                          000
<OTHER-SE>                                           10,255,555
<TOTAL-LIABILITY-AND-EQUITY>                         14,174,700<F3>
<SALES>                                              000
<TOTAL-REVENUES>                                     129,948<F4>
<CGS>                                                000
<TOTAL-COSTS>                                        000
<OTHER-EXPENSES>                                     979,514<F5>
<LOSS-PROVISION>                                     000
<INTEREST-EXPENSE>                                   4,500
<INCOME-PRETAX>                                      000
<INCOME-TAX>                                         000
<INCOME-CONTINUING>                                  000
<DISCONTINUED>                                       000
<EXTRAORDINARY>                                      000
<CHANGES>                                            000
<NET-INCOME>                                         (1,981,504)<F6>
<EPS-BASIC>                                          (19.62)
<EPS-DILUTED>                                        000

<F1>Included in Receivables: Interest receivable of $9,706, Interest receivable from affiliate of $6,122 and Note  receivable of $1,316,973
<F2>Included in Total Assets: Investments in Local Limited Partnerships of
$11,920,694
<F3>Included in Total  Liabilities and Equity: Accounts payable to affiliate of
$3,085,711,  Accounts payable and accrued expenses of $318,466 and Note payable, affiliate of $514,968
<F4>Included in Total Revenue: Investment of $34,979 and Other of $94,969
<F5>Included in Other Expenses:  Asset management fees of $286,004, General and administrative  of $633,163 and  Amortization  of $60,347
<F6>Included in Net Loss: Equity in losses of Local Limited Partnerships of
$1,127,438

